UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 23, 2008

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2008, the Board of Directors of the Company awarded 20,000 restricted shares to Edward F. Lange, Jr., the Company’s Chief Operating Officer pursuant to the 1999 BRE Stock Incentive Plan. The restricted shares cliff vest two years from the date of grant. In addition Mr. Lange’s base salary was increased from $400,000 to $416,000. The adjustment to current compensation and the grant of restricted shares are associated with expanded responsibilities in the role of Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit Number

99.1	Performance Stock Award Agreement dated October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: October 28, 2008	By:	/s/ Kerry Fanwick
Kerry Fanwick Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number

99.1	Performance Stock Award Agreement dated October 23, 2008.